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                                                                    EXHIBIT 4(a)

                                   CERTIFICATE OF AMENDMENT

                                            TO THE

                             RESTATED CERTIFICATE OF INCORPORATION

                                              OF

                                   FIRST BRANDS CORPORATION

                                 ----------------------------

                            Pursuant to Section 242 of the General
                           Corporation Law of the State of Delaware

                                 ----------------------------


               FIRST BRANDS CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify as follows:

        FIRST: That Article FOURTH of the Corporation's Restated Certificate of Incorporation, as filed in the office of the Secretary of State on April 19, 1991, is hereby amended to read in its entirety as follows:


               FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 130,000,000 consisting of 120,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock ("Preferred Stock"), par value $1.00 per share.

                   The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other


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               class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        SECOND: This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, First Brands Corporation has caused this Certificate of Amendment to be executed this 1st day of November, 1996.

                            FIRST BRANDS CORPORATION

                            /s/ Joseph B. Furey
                            ----------------------------
                            Joseph B. Furey
                            Vice President and Secretary


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                         RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                               FIRST BRANDS CORPORATION

        The undersigned, having filed its original Certificate of Incorporation under the name First Boston Acquisition Holdings, Inc. with the Secretary of State of the State of Delaware on March 27, 1986, does hereby amend and restate its Certificate of Incorporation and certify as follows:

        FIRST: The name of the Corporation is First Brands Corporation (hereinafter the "Corporation").

        SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

        FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 60,000,000 consisting of 50,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock ("Preferred Stock"), par value $1.00 per share.


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        The Board of  Directors  is  expressly  authorized  to  provide  for the issuance of all or any shares of the Preferred Stock, in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and
relative,   participating,   optional   or  other   special   rights   and  such
qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulations of the powers of the Corporation and of its directors and stockholders:

               A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than nine nor more than 15 members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a vote of a majority of the entire Board of Directors.

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               B. Upon the adoption of this Paragraph B by the  stockholders  of the Corporation and the effectiveness thereof pursuant to Sections 103 and 242 of the GCL, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, which at all times shall be as nearly equal in number as possible (but with not less than three directors in each class), as determined by the Board of Directors. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders for fiscal year 1991, the term of office of the initial Class II directors shall expire at the annual meeting of stockholders next succeeding the annual meeting at which the term of office of the initial Class I directors expires, and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders next succeeding the annual meeting at which the term of office of the initial Class II directors expires. The incumbent directors of the Corporation shall serve as the initial directors in each of Classes I, II and III as follows: Initial Class I directors - Robert E. Chappell, Jr., James R. Maher and William E. Mayer; Initial Class II directors - Leonard G. Herring,
Denis Newman and Ervin R. Shames; Initial Class III directors - Alfred E. Dudley, Alan C. Egler and James R. McManus. At each annual meeting of stockholders, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Each director shall hold office during the term described in this Article FIFTH and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

        C. Election of directors need not be by written ballot unless the By-Laws so provide. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws.

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        D. Except as may be provided in any  provision  of this  Certificate  of
Incorporation authorizing the issuance of any Preferred Stock or as may be provided in any Certificate of Designation authorizing the issuance of any Preferred Stock pursuant to Article FOURTH hereof, any director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article FIFTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH or any applicable Certificate of Designation of this Certificate of Incorporation).

        For purposes of application of this Paragraph D, and except as otherwise provided by law, cause for removal shall be construed to exist only if: (a) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation; (c) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the Corporation; (d) such director becomes disabled and such disability in the opinion of the Board of Directors renders such director unable to perform his duties as provided herein or in the By-Laws; (e) such director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties; or (f) such director is found to be unsuitable to fulfill his obligations as a director of the Corporation by any regulatory agency having jurisdiction over the Corporation.

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        E. Except as may be provided in any  provision  of this  Certificate  of
Incorporation authorizing the issuance of any Preferred Stock or as may be provided in any Certificate of Designation authorizing the issuance of any Preferred Stock pursuant to Article FOURTH hereof, newly created directorships resulting from the increase in the authorized number of directors or any
vacancies  on  the  Board  of  Directors  resulting  from  death,   resignation,
retirement, disqualification, removal from office or other cause may be filled by a vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

        F. Notwithstanding the foregoing, whenever the holders of the Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or any Certificate of Designation authorizing the issuance of any Preferred Stock pursuant to Article FOURTH hereof applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

        G. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, and both the directors and the stockholders shall have the power to do so, in the manner prescribed in the By-Laws, without the consent of the other.

        H. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such

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        powers  and do all such acts and things as may be  exercised  or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        I. The Corporation shall not, without the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the shares entitled to vote thereon:

        (a) merge or consolidate with any corporation, partnership or other business form or entity;

        (b) sell, exchange or otherwise dispose of all or substantially all of its assets; or

        (c) liquidate, dissolve or wind-up the Corporation.

        SIXTH: Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing by such stockholders; provided, however, that at such time, and only at such time, as eighty percent (80%) of the Corporation's voting stock is held by one person or entity, any such action may be effected by the written consent of the stockholders as provided in Section 228 of the GCL. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

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        SEVENTH:  The Corporation  reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, conferred upon stockholder herein are granted subject to this reservation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, (a) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision in conflict with any provision contained in Article FIFTH, other than the provisions of Paragraph B of such Article FIFTH, or the provisions of this clause (a) of the second sentence of Article SEVENTH of this Certificate of Incorporation, and (b) the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision in conflict with any provision contained in Paragraph B of Article FIFTH, the first sentence of Article SIXTH or the provisions of this clause (b) of the second sentence of Article SEVENTH of this Certificate of Incorporation.

        EIGHTH: (a) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. The provisions of this Article EIGHTH subsection (a) shall be effective on and after July 1, 1986.

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        (b) The Corporation shall indemnify, to the fullest extent authorized or permitted by law, any and all persons made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the
request  of  the  Corporation,   is  or  was  serving  any  other   corporation,
partnership, joint venture, trust, employee benefit plan or other enterprise, in
any   capacity.   Nothing   contained   herein   shall   affect  any  rights  to
indemnification to which employees other than directors and officers may be entitled by law.

                         -------------------------------


        This Restated Certificate of Incorporation was duly adopted by a majority of the directors of this Corporation, acting at a regular meeting of the Board of Directors, and by the stockholders of the Corporation acting by written consent pursuant to Section 228 of the GCL, in accordance with the provisions of Sections 242 and 245 of the GCL. Written notice of the adoption of this Restated Certificate of Incorporation has been given to the stockholders of the Corporation who did not consent to such adoption as required by Section 228 of the GCL.

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        IN WITNESS  WHEREOF,  FIRST BRANDS  CORPORATION has caused this Restated
Certificate of Incorporation to be signed by its President and its corporate seal to be affixed hereto and attested by its Secretary on this day of April, 1991.

                                            FIRST BRANDS CORPORATION

                                            By:  /s/ Alfred E. Dudley
                                                 --------------------------
                                                 President

[SEAL]

Attest:

By:  /s/ Dan Raymond
     -------------------------
     Secretary

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